                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[X] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(c)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             QUADRAMED CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                               [QUADRAMED  LOGO]

                             QUADRAMED CORPORATION

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 6, 1998

To Our Stockholders:

     You are cordially invited to attend the Special Meeting of Stockholders of QuadraMed Corporation (the "Company"), which will be held at 80 East Sir Francis Drake Boulevard, Larkspur, California 94939 at 9:00 a.m. on February 6, 1998 (the "Special Meeting"). The purpose of the Special Meeting is to consider and take action upon a proposal recommended by the Board of Directors to amend the Company's 1996 Stock Incentive Plan including a 750,000-share increase in the number of shares of Common Stock authorized for issuance over the term of such plan. This matter is more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on January 7, 1998 as the record date for determining those stockholders who will be entitled to vote at the Special Meeting. The stock transfer books will remain open between the record date and the date of the Special Meeting.

     Representation of at least a majority of all outstanding shares of Common Stock of QuadraMed Corporation either in person or by proxy is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the Special Meeting.

     Please read the accompanying proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matter presented.

                                          Sincerely yours,

                                          James D. Durham
                                          Chairman of the Board,
                                          President and Chief Executive Officer

January 16, 1998
Larkspur, California

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES
                            ------------------------

                                PROXY STATEMENT

                                      FOR

                        SPECIAL MEETING OF STOCKHOLDERS

                                       OF

                             QUADRAMED CORPORATION

                         TO BE HELD ON FEBRUARY 6, 1998
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of QUADRAMED CORPORATION ("QuadraMed Corporation" or the "Company") of proxies to be voted at the Special Meeting of Stockholders (the "Special Meeting"), which will be held at 9:00 a.m. on February 6, 1998, at 80 East Sir Francis Drake Boulevard, Larkspur, California 94939, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about January 16, 1998.

                         VOTING RIGHTS AND SOLICITATION

     The close of business on January 7, 1998 was the record date for stockholders entitled to notice of and to vote at the Special Meeting of Stockholders. As of that date, QuadraMed Corporation had 11,916,097 shares of Common Stock, $.01 par value per share (the "Common Stock") issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Special Meeting of Stockholders, and stockholders of record entitled to vote at the meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon.

     Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to QuadraMed Corporation will be voted at the Special Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the proposal to approve the amendments to the 1996 Stock Incentive Plan. Management does not know of any matters to be presented at this Special Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted at the meeting. The affirmative vote of a majority of the Common Stock present or represented at the meeting and entitled to vote at the Meeting is required for approval of each of the proposals being submitted to the stockholders for their consideration. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Company employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                                   PROPOSAL 1

            APPROVAL OF AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN

     The Company's stockholders are being asked to approve a series of amendments to the Company's 1996 Stock Incentive Plan (the "1996 Plan") which will (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the 1996 Plan from 1,638,297 to 2,388,297 shares, (ii) increase the maximum number of shares for which any one person may receive options, separately exercisable stock appreciation rights and direct stock issuances by an additional 300,000 shares to 500,000 shares in the aggregate per calendar year, (iii) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator and (iv) effect a series of additional changes to the provisions of the 1996 Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission ("SEC") which exempts certain officer and director transactions under the 1996 Plan from the short-swing liability provisions of the federal securities laws.

     The Board of Directors of the Company (the "Board") believes that the increase in the number of shares available for issuance over the term of the 1996 Plan is necessary in order to assure that the Company will have a sufficient reserve of Common Stock available to continue to utilize option grants for purposes of attracting and retaining the services of key individuals essential to the Company's long-term success. The Board believes that the other amendments are needed in order to provide the Company with more opportunities to make equity incentives available to its executive officers and non-employee Board members as an inducement for their continued service and to facilitate plan administration in light of the changes to SEC Rule 16b-3.

     The 1996 Plan became effective on June 26, 1996 (the "Effective Date") upon approval by the Board and serves as the successor to the Company's predecessor 1994 Stock Plan (the "1994 Plan"). On the Effective Date, all outstanding options under the 1994 Plan were incorporated into the 1996 Plan and the 1994 Plan accordingly terminated. The amendments to the 1996 Plan that are the subject of this Proposal were adopted by the Board at the July 10 and December 18, 1997 Board meetings. The following is a summary of the principal features of the 1996 Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the 1996 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at the Company's principal executive offices in Larkspur, California.

EQUITY INCENTIVE PROGRAMS

     The 1996 Plan contains five (5) separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Salary Investment Option Grant Program, (iii) a Stock Issuance Program, (iv) an Automatic Option Grant Program, and (v) a Director Fee Option Grant Program. The principal features of each program are described below. The Compensation Committee has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company's executive officers and non-employee Board members. The Compensation Committee and the full Board each have separate but concurrent authority to make option grants and stock issuances under those programs to all other eligible individuals. The Compensation Committee also has the exclusive authority to select the executive officers and other highly compensated employees who may participate in the Salary Investment Option Grant Program, but neither the Compensation Committee nor the Board will exercise any administrative discretion with respect to option grants under the Salary Investment Option Grant Program, or under the Automatic Option Grant or Director Fee Option Grant Program for the non-employee Board members. All grants under these three latter programs are made in strict compliance with the express provisions of each such program. The term Plan Administrator, as used in this summary, will mean either the Compensation Committee or the Board, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1996 Plan.

SHARE RESERVE

     As of January 2, 1998, 2,388,297 shares of Common Stock were reserved under the 1996 Plan, including the 750,000-share increase subject to stockholder approval as part of this Proposal and including an additional 178,741 shares which became issuable as of the first trading day of January 1998 pursuant to the annual automatic share increase provisions of the 1996 Plan. The number of shares of Common Stock available for issuance under the 1996 Plan automatically increases on the first trading day of each calendar year by an amount equal to one and one-half percent (1.5%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year. However, no individual may be granted options, stock appreciation rights and direct stock issuances for more than 500,000 shares in the aggregate per calendar year, assuming stockholder approval of the 300,000-share increase in such limit pursuant to this Proposal.

     The shares of Common Stock issuable under the 1996 Plan may be drawn from shares of the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market. Shares subject to any outstanding options under the 1996 Plan (including options incorporated from the 1994 Plan) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1996 Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the 1996 Plan will also be available for reissuance. However, shares subject to any option surrendered in accordance with the stock appreciation rights provisions of the 1996 Plan will not be available for subsequent issuance.

ELIGIBILITY

     Employees, non-employee Board members, and independent consultants and advisors in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Executive officers and other highly compensated employees are also eligible to participate in the Salary Investment Option Grant Program, and non-employee members of the Board are also eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

     As of December 31, 1997, six (6) executive officers, six (6) non-employee Board members and approximately six hundred forty (640) other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, approximately seven (7) executive officers and other highly compensated employees were eligible to participate in the Salary Investment Option Grant Program, and six (6) non-employee Board members were eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the 1996 Plan is the closing selling price per share on that date on the Nasdaq National Market. On January 2, 1998, the fair market value per share was $27.25.

                       DISCRETIONARY OPTION GRANT PROGRAM

GRANTS

     The Plan administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. All expenses incurred in administering the 1996 Plan are paid by the Company.

PRICE AND EXERCISABILITY

     Each option grant has an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date, and no option has a term in excess of ten (10) years. The shares subject to each option generally vest in a series of installments over a specified period of service measured from the grant date.

     The exercise price may be paid in cash or in shares of the Common Stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

     An optionee has no stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

TERMINATION OF SERVICE

     Upon the optionee's cessation of service, the optionee has a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

CANCELLATION/REGRANT PROGRAM

     The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                     SALARY INVESTMENT OPTION GRANT PROGRAM

GRANTS

     The Plan Administrator has complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other highly compensated individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Plan Administrator an irrevocable authorization directing the Company to reduce his or her base salary for the upcoming calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files a proper salary reduction authorization is automatically granted an option under the Salary Investment Option Grant Program on or before the last trading day in January of the calendar year for which that salary reduction is to be in effect. Stockholder approval of this Proposal will constitute pre-approval of each option subsequently granted pursuant to the provisions of the Salary Investment Option Grant Program summarized below and the subsequent exercise of that option in accordance with its terms.

TERMS

     Each option is subject to substantially the same terms and conditions applicable to option grants made under the Discretionary Option Grant Program, except for the following differences:

          -- Each option is a non-statutory option.

          -- The exercise price per share is equal to one-third of the fair market value per share of Common Stock on the option grant date, and the number of option shares is determined by dividing the total dollar amount of the authorized reduction in the participant's base salary by two-thirds of the fair market value per share of Common Stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) is equal to the dollar amount of the reduction to the optionee's base salary to be in effect for the calendar year for which the option grant is made.

          -- The option becomes exercisable for the option shares in a series of twelve (12) successive equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect.

          -- Each option remains outstanding for vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date the optionee's service terminates.

     The Compensation Committee has approved the implementation of the Salary Investment Option Grant Program for the 1998 calendar year.

                             STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than one hundred percent (100%) of their fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued as a bonus for past services, with no cash outlay required of the participant.

     Shares issued as a bonus for past services are fully vested upon issuance. All other shares issued under the program are subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator, however, has the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1996 Plan.

                         AUTOMATIC OPTION GRANT PROGRAM

GRANTS

     Under the Automatic Option Grant Program, each individual serving as a non-employee Board member on October 10, 1996, the date of the Company's initial public offering of Common Stock (the "IPO"), received at that time an automatic option grant for 10,000 shares, provided such individual had not previously been in the Company's employ or received an option grant from the Company. In addition, each individual who is first elected or appointed as a non-employee Board member at any time after the Company's IPO will receive at the time of such initial election or appointment an automatic option grant for 10,000 shares of Common Stock, provided such individual was not previously in the Company's employ. At each annual stockholders meeting beginning with the 1997 Annual Meeting, each individual who is to continue in service as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular meeting, will automatically be granted at that meeting an option to purchase 4,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There is no limit on the number of such 4,000-share options which any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the Company's employ are fully eligible for one or more 4,000-share option grants over their period of Board service. Stockholder approval of this Proposal will constitute pre-approval of each option subsequently granted pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with its terms.

TERMS

     Each option under the Automatic Option Grant Program has an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten (10) years measured from the grant date.

     The option is immediately exercisable for all the option shares, but any purchased shares are subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. Each initial 10,000-share grant vests, and the Company's repurchase rights lapse, as follows: (i) one-third (1/3) of the option shares vest upon the optionee's completion of one (1) year of Board service measured from the option grant date and (ii) the balance of the option shares vest in a series of twenty-four (24) successive equal monthly installments upon the optionee's completion of each additional month of Board service over the twenty-four (24)-month period measured from the first anniversary of such grant date. Each annual 4,000-share grant vests, and the Company's repurchase right lapses, in a series of twelve (12) successive equal monthly installments over the optionee's period of Board service measured from the grant date.

     The shares subject to each outstanding automatic option grant will vest immediately should any of the following occur while the optionee continues in Board service: (i) the optionee's death or permanent disability, (ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership. Each automatic option grant held by an optionee upon his or her termination of Board service remains exercisable, for any or all of the option shares in which the optionee is vested at the time of such termination, for up to a twelve (12)-month period following such termination date.

                       DIRECTOR FEE OPTION GRANT PROGRAM

GRANTS

     Each non-employee Board member has the right to apply all or a portion of his or her total retainer fee otherwise payable in cash each year to the acquisition of a special option grant under the Director Fee Option Grant Program. The grant is made automatically on the first trading day in January following the filing of the stock-in-lieu of cash election and has an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of option shares is determined by dividing the total dollar amount of the retainer fee subject to the director's election by two-thirds of the fair market value per share of Common Stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) is equal to the portion of the retainer fee subject to the director's election. Stockholder approval of this Proposal will constitute pre-approval of each option subsequently granted pursuant to the provisions of the Director Fee Option Grant Program summarized below and the subsequent exercise of that option in accordance with its terms. As non-employee Board members do not receive retainer fees, the Director Fee Option Grant Program is not currently in effect.

TERMS

     The options become exercisable for fifty percent (50%) of the option shares upon the optionee's completion of six (6) months of Board service in the calendar year for which his or her election is in effect and become exercisable for the balance of the option shares in a series of six (6) successive equal monthly installments upon the optionee's completion of each additional month of Board service during that calendar year. In the event the optionee ceases Board service for any reason (other than death or permanent disability), the options terminate immediately with respect to any unvested shares subject to the option at the time. However, the option remains exercisable for the vested shares subject to the option until the earlier of (i) the expiration of the ten
(10)-year option term or (ii) the end of the three (3)-year period measured from the date of the optionee's cessation of Board service. Should the optionee's service as a Board member cease by reason of death or permanent disability, then the option will immediately become exercisable for all the shares of Common Stock subject to the option and may be exercised for such shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the end of the three (3)-year period measured from the date of the optionee's cessation of Board service.

                                  STOCK AWARDS

     The table on the following page shows, as to each of the Named Executive Officers in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1996 Plan since the June 26, 1996 effective date through December 31, 1997, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                        OPTIONS GRANTED     WEIGHTED AVERAGE
                       NAME AND TITLE                  (NUMBER OF SHARES)    EXERCISE PRICE
        ---------------------------------------------  ------------------   ----------------
        James D. Durham..............................        305,000             $10.68
          Chairman of the Board, President and Chief
          Executive Officer
        John V. Cracchiolo...........................        155,000             $10.66
          Executive Vice President, Chief Financial
          Officer and Secretary
        Frederick Stodolak...........................         60,000             $10.11
          Executive Vice President and President,
          Value-Added Systems Division
        Lemuel C. Stewart............................        100,000             $ 9.13
          Executive Vice President and President, EDI
          Division
        Suzanne Blumenthal...........................         25,000             $11.50
          Senior Vice President, Business Development
        Eugene Arnone................................             --                 --
          Executive Vice President and President,
          Business Office Outsourcing Services
          Division
        All executive officers as a group
          (eight)(8).................................        757,100             $10.17
        Thomas F. McNulty, Director..................          4,000             $ 7.75
        John H. Austin, M.D., Director...............          4,000             $ 7.75
        Albert L. Greene, Director...................         10,000             $ 7.75
        Kenneth E. Jones, Director...................         10,000             $ 7.75
        Joan P. Neuscheler, Director.................         14,000             $10.79
        Cornelius T. Ryan, Director..................         14,000             $10.79
        All non-employee directors as a group
          (six)(6)...................................         56,000             $ 9.27
        All employees, including current officers who
          are not executive officers, as a group
          (thirty-five)(35)..........................        247,833             $ 8.70

     As of December 31, 1997, 1,282,929 shares of Common Stock were subject to outstanding options under the 1996 Plan and 14,567 shares remained available for future issuance. Through December 31, 1997, 1,802,790 shares of Common Stock have been issued under the 1996 Plan.

                            GENERAL PLAN PROVISIONS

ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are transferred to the successor corporation. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all option shares in the event those options are assumed in the acquisition and the optionee's service with the Company or the acquiring entity is involuntarily terminated within a designated period following such acquisition. The Plan Administrator will have similar discretion to grant options which will become fully exercisable for all the option shares should the optionee's service terminate, whether involuntarily or through a resignation for good reason, within a designated period following a change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). The Plan Administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions.

     Each option outstanding under the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Programs will also automatically accelerate in the event of an acquisition or change in control of the Company.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

STOCK APPRECIATION RIGHTS

     The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Plan:

          Tandem stock appreciation rights, which may be granted under the Discretionary Option Grant Program, provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

          Limited stock appreciation rights may be granted under the Discretionary Option Grant Program to one or more officers of the Company as part of their option grants. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of
     (a) the highest price per share of Common Stock paid in connection with the tender offer over (b) the exercise price payable for such share.

     All options granted under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs include a Limited Stock Appreciation Right. With respect to such options, stockholder approval of this Proposal will constitute pre-approval of each such option granted after the Annual Meeting and the subsequent surrender of that option in accordance with foregoing provisions. No additional approval of the Plan Administrator or the Board will be required at the time of the actual option surrender or cash distribution.

CHANGES IN CAPITALIZATION

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1996 Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1996 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

FINANCIAL ASSISTANCE

     The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the 1996 Plan. The Plan Administrator will determine the terms of any such assistance. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

     The Board may amend or modify the 1996 Plan in any or all respects whatsoever, subject to any required stockholder approval under applicable law or regulation. The Board may terminate the 1996 Plan at any time, and the 1996 Plan will in all events terminate on April 30, 2006.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     Options granted under the 1996 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one
(1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

     The tax principles applicable to direct stock issuances under the 1996 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

     Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date.

Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

NEW PLAN BENEFITS

     As of December 31, 1997, no options had been granted in reliance upon the 750,000-share increase to the total number of shares reserved for issuance under the 1996 Plan which is subject to this Proposal. On July 10, 1997, an option for 105,000 shares of Common Stock was granted to James D. Durham on the basis of the 300,000-share increase to the annual maximum limit on the number of shares for which any one person may receive options, separately exercisable stock appreciation rights and direct stock issuances under the 1996 Plan, which increase is also subject to this Proposal.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Meeting is required for approval of the amendments to 1996 Plan. Should such stockholder approval not be obtained, then the 750,000-share increase to the share reserve will not be implemented, and any stock options granted on the basis of that increase will immediately terminate without becoming exercisable for the shares of Common Stock subject to those options, and no additional options will be granted on the basis of such share increase. In addition, should such stockholder approval not be obtained, then the option grant to Mr. Durham for 105,000 shares granted on the basis of the 300,000-share increase to the annual maximum limit on the number of shares for which any one person may be granted such options will terminate without ever becoming exercisable for any of the shares of Common Stock subject to that option, and such annual limit will remain at 200,000 shares. In addition, certain other changes to the provisions of the 1996 Plan (including certain administrative provisions and stockholder approval provisions) that were intended to take advantage of the recent amendments to Rule 16b-3 of the SEC will not be implemented.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1996 PLAN.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1997 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                                  SHARES BENEFICIALLY
                                                                       OWNED(1)
                                                               -------------------------
                      NAME OF BENEFICIAL OWNERS                 NUMBER           PERCENT
        -----------------------------------------------------  ---------         -------
        Resource Health Partners, L.P........................  1,588,701           13.3%
          c/o Healthcare Research Affiliates, Inc.
          West Shore Office Park
          5000 Lenker Street
          Mechanicsburg, PA 17055
        Wells Fargo Bank, N.A.(2)............................    612,500            5.1
          420 Montgomery Street
          San Francisco, CA 94163
        James D. Durham(3)...................................    634,635            5.1
        John V. Cracchiolo(4)................................     72,241              *
        Suzanne J. Blumenthal(5).............................     33,836              *
        Frederick Stodolak(6)................................     55,786              *
        Eugene M. Arnone.....................................    167,688              *
        John H. Austin, M.D.(7)..............................     22,666              *
        Albert L. Greene(8)..................................     10,000              *
        Kenneth E. Jones(8)..................................     10,000              *
        Thomas F. McNulty(9).................................     26,666              *
        Joan P. Neuscheler(10)...............................    442,626            3.6
        Cornelius T. Ryan(11)................................    215,439              *
        All executive officers and directors as a group (12
          persons)(12).......................................  1,691,583           13.0

---------------

  *  Less than one percent.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Based upon a Schedule 13G filed on or about February 14, 1997, Wells Fargo Bank, N.A. has sole voting power with respect to 612,500 shares of Common Stock and shared investment power with respect to 598,500 of such shares. All such shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

 (3) Includes 90,295 shares of Common Stock owned by Trigon Resources Corporation ("Trigon"), a corporation owned by Mr. Durham and his two children, 134,574 shares of Common Stock issuable upon exercise of a warrant held by Trigon, and 355,600 shares issuable upon exercise of a warrant held by Mr. Durham. Also includes 54,166 shares issuable upon exercise of options within 60 days of December 31, 1997. Mr. Durham's address is 80 East Sir Francis Drake Boulevard, Suite 2A, Larkspur, CA 94939.

 (4) Includes 71,666 shares issuable upon exercise of options within 60 days of December 31, 1997.

 (5) Includes 32,820 shares issuable upon exercise of options within 60 days of December 31, 1997.

 (6) Includes 19,250 shares issuable upon exercise of options within 60 days of December 31, 1997.

 (7) Includes 22,666 shares issuable upon exercise of options within 60 days of December 31, 1997.

 (8) Includes 10,000 shares issuable upon exercise of options within 60 days of December 31, 1997.

 (9) Includes 26,666 shares issuable upon exercise of options within 60 days of December 31, 1997.

(10) Includes 179,353 shares of Common Stock owned by, and 249,270 shares of Common Stock issuable upon exercise of certain warrants issued to, Tullis-Dickerson Capital Focus, L.P. Also includes 14,000 shares issuable upon exercise of options held by Ms. Neuscheler and exercisable within 60 days of December 31, 1997. Ms. Neuscheler, a director of the Company, is a general partner of Tullis-Dickerson Partners, which is the general partner of Tullis-Dickerson Capital Focus, L.P. Ms. Neuscheler disclaims beneficial ownership in the shares held by Tullis-Dickerson Capital Focus, L.P., except to the extent of her pecuniary interest arising from her general partnership interest in Tullis-Dickerson Partners. Also includes 231 shares held in trust for the benefit of Susannah Dickerson and 231 shares held in trust for the benefit of Caroline Dickerson. Ms. Neuscheler disclaims beneficial ownership in such shares. Ms. Neuscheler's address is One Greenwich Plaza, Greenwich, CT 06830.

(11) Includes 65,468 shares of Common Stock owned by Oxford Bioscience Partners L.P.; 18,465 shares of Common Stock owned by Oxford Bioscience Partners (Bermuda) Limited Partnership; 91,655 shares of Common Stock issuable upon exercise of a warrant issued to Oxford Bioscience Partners L.P.; and 25,851 shares of Common Stock issuable upon exercise of a warrant issued to Oxford Bioscience Partners (Bermuda) Limited Partnership. Also includes 14,000 shares issuable upon exercise of options held by Mr. Ryan and exercisable within 60 days of December 31, 1997. Mr. Ryan, a director of the Company, is a general partner of OBP Management L.P. and OBP Management (Bermuda) Limited Partnership, which are the general partners of Oxford Bioscience Partners L.P. and Oxford Bioscience Partners (Bermuda) Limited Partnership, respectively. Mr. Ryan disclaims beneficial ownership in the shares held by Oxford Bioscience Partners L.P. and Oxford Bioscience Partners (Bermuda) Limited Partnership, except to the extent of his pecuniary interest arising from his general partnership interests in OBP Management L.P. and OBP Management (Bermuda) L.P., respectively. Mr. Ryan's address is 315 Post Road West, Westport, CT 06880.

(12) Includes 1,132,184 shares issuable upon exercise of certain warrants and options within 60 days of December 31, 1997.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table set forth certain information regarding the compensation earned during the last three fiscal years by (i) the Company's Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers of the Company serving as such as of the end of the last fiscal year whose total annual salary and bonus exceeded $100,000. Such individuals will be hereafter referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                 ANNUAL COMPENSATION                      COMPENSATION
                                  -------------------------------------------------     ----------------
                                                                          OTHER            SECURITIES
                                  FISCAL                                  ANNUAL           UNDERLYING
  NAME AND PRINCIPAL POSITION      YEAR       SALARY       BONUS       COMPENSATION     OPTIONS/WARRANTS
--------------------------------  ------     --------     --------     ------------     ----------------
James D. Durham.................   1997      $225,000     $100,000             --            305,000
  Chairman of the Board,           1996       187,425           --             --            101,600
  President and Chief              1995       178,003           --             --            388,574(1)
  Executive Officer
John V. Cracchiolo..............   1997       159,375(2)        --             --            155,000
  Executive Vice President,        1996       133,333       52,000             --                 --
  Chief Financial Officer          1995        73,149(3)        --         14,000(4)          70,000
  and Secretary
Frederick Stodolak..............   1997       179,800           --             --             60,000
  Executive Vice President         1996       118,141(5)        --        134,198(6)              --
  and President,                   1995            --           --             --             24,000
  Value-Added Systems Division
Suzanne J. Blumenthal...........   1997       125,000        3,324(7)          --             25,000
  Senior Vice President,           1996       110,000       32,646(8)          --                 --
  Business Development             1995        85,000       28,505(7)                         20,400
Eugene M. Arnone................   1997       127,549(9)        --             --                 --
  Executive Vice President and
  President, Business Office
  Outsourcing Services Division

---------------

 (1) Includes a warrant to purchase 254,000 shares. In September 1996, this warrant was combined with a warrant to purchase 101,600 shares.

 (2) Effective August 1997, Mr. Cracchiolo's annual salary was increased from $150,000 to $175,000 by the Board of Directors.

 (3) Represents salary paid from May 1995 through December 1995.

 (4) Represents reimbursement for moving expenses.

 (5) Represents salary paid through June 15, 1996 and from November 19, 1996 through December 31, 1996. Mr. Stodolak's annual salary for 1996 was $175,000. In addition, for the period of September 1, 1996 through November 18, 1996, Mr. Stodolak was a consultant with the Company and received a $20,000 retainer fee.

 (6) For the period June 16, 1996 through August 31, 1996, Mr. Stodolak received 35,786 shares of Common Stock, at $3.75 per share, in lieu of receiving cash salary. The fair market value of the Common Stock was $7.50 per share. The aggregate value of the difference between the fair market value and the purchase price of the shares was $134,198.

 (7) Represents commissions earned and paid.

 (8) Includes $12,646 for commissions earned and paid.

 (9) Represents salary paid from April 1997 through December 1997. Mr. Arnone resigned from the Company effective December 15, 1997.

STOCK OPTIONS

     The following table sets forth information concerning the stock option grants made to each of the Named Executive Officers during the 1997 fiscal year. No stock appreciation rights were granted during the 1997 fiscal year to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                          VALUE AT ASSUMED ANNUAL
                          NUMBER OF    ------------------------------------                 RATES OF STOCK PRICE
                          SECURITIES   PERCENT OF TOTAL                                    APPRECIATION FOR OPTION
                          UNDERLYING    OPTIONS GRANTED    EXERCISE OR BASE                        TERM(3)
                           OPTIONS      TO EMPLOYEES IN       PRICE PER       EXPIRATION   -----------------------
          NAME            GRANTED(1)      FISCAL 1997          SHARE(2)          DATE          5%          10%
------------------------  ----------   -----------------   ----------------   ----------   ----------   ----------
James D. Durham.........    200,000           20.5%            $ 11.50          1/03/07    $1,446,488   $3,665,608
                            105,000           10.8                9.125         7/10/07       602,035    1,526,479

John V. Cracchiolo......    100,000           10.3               11.50          1/03/07       723,229    1,832,804
                             55,000            5.6                9.125         7/10/07       315,351      799,585

Frederick Stodolak......     25,000            2.6               11.50          3/10/07       180,807      458,200
                             35,000            3.6                9.125         1/03/07       200,678      508,827

Suzanne J. Blumenthal...     25,000            2.6               11.50          1/03/07       180,807      458,200

Eugene M. Arnone........         --             --               --                  --            --           --

---------------

(1) Each option set forth in the table above has a maximum term of ten (10) years measured from the grant date, subject to earlier termination upon the executive officer's termination of service with the Company. Each option will become exercisable for 25% of the option shares upon completion of one year of service measured from the grant date and will become exercisable for the remaining shares in equal annual installments over the next three years of service thereafter. The option will immediately become exercisable for all of the option shares upon an acquisition of the Company by merger or asset sale unless the options are assumed by the successor corporation.

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless purchase procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(3) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% compounded annual rates or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

OPTION EXERCISES AND YEAR-END VALUES

     No SARs were outstanding 1997 fiscal year. The following table sets forth certain information with respect to the Named Executive Officers concerning option exercises during the 1997 fiscal year as well as the number of shares of the Company's Common Stock subject to exercisable and unexercisable stock options which the Named Executive Officers held at the end of the 1997 fiscal year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                          (#) SHARES                   OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END (1)
                           ACQUIRED      ($) VALUE    -----------------------------   ---------------------------
          NAME            ON EXERCISE   REALIZED(2)   EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------  -----------   -----------   -----------     -------------   -----------   -------------
James D. Durham.........      5,313        63,304       490,174(3)       305,000      $11,641,633    $ 5,129,375
John V. Cracchiolo......     30,000       388,650        40,000          155,000          950,000    $ 2,610,625
Frederick Stodolak......                                 24,000           60,000          570,000    $ 1,043,125
Suzane J. Blumenthal....                                 36,400           25,000          884,500    $   400,000
Eugene M. Arnone........                                     --               --               --             --

---------------

(1) Calculated by determining the difference between the fair market value of the Company's Common Stock as of December 31, 1997 and the exercise price of the option.

(2) Calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of the shares on the date of exercise and the exercise price.

(3) Includes 134,574 shares of Common Stock issuable upon exercise of a warrant held by Trigon Resources Corporation and 355,600 shares of Common Stock issuable upon exercise of a warrant held by Mr. Durham. See "Security Ownership of Certain Beneficial Owners and Management."

EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL ARRANGEMENTS

     In December 1996, the Company entered into an employment agreement with Frederick Stodolak, the Company's Executive Vice President and President, Value-Added Systems Division. Pursuant to the terms of the agreement, Mr. Stodolak is to receive a base salary of $175,000 per year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. The agreement also contains a severance provision pursuant to which Mr. Stodolak will receive $175,000 if Mr. Stodolak terminates his employment with cause (as defined in the agreement) or if Mr. Stodolak is terminated by the Company (i) without cause or (ii) because he has become disabled. The agreement terminates on December 31, 1998, but will automatically be extended for a period of 90 days following notice of termination from the Company, unless the Company provides written notice to Mr. Stodolak, not later than 90 days prior to such anniversary date, that it will not extend the term of the letter agreement. In addition, if Mr. Stodolak's employment is terminated without cause in connection with a Change in Control (as such term is defined in the agreement), his outstanding options will vest immediately.

     In March 1997, the Company entered into a letter agreement with Keith M. Roberts, the Company's Vice President and General Counsel. Pursuant to the letter agreement, Mr. Roberts is to receive a base salary of $125,000 for the 1997 calendar year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. The letter agreement also includes (i) a provision entitling Mr. Roberts to an option to purchase 85,000 shares of Common Stock at an exercise price of $9.625 per share, and (ii) a severance provision pursuant to which Mr. Roberts, upon a change in control, or termination without cause, will receive six months' salary and his outstanding options will vest immediately.

     In July 1997, the Company entered into a letter agreement with Lemuel C. Stewart, Jr., the Company's Executive Vice President and President, EDI Division. Pursuant to the letter agreement, Mr. Stewart is to receive a base salary of $175,000 for the 1997 calendar year, subject to annual adjustments at the discretion of the Board of Directors and is eligible for such annual bonuses as the Board of Directors in its discretion shall award. The letter agreement also includes the following severance provisions: (i) if Mr. Stewart dies, his estate will receive a special termination payment equal to one month's salary and (ii) if Mr. Stewart is terminated

(a) by reason of disability, (b) in an Involuntary Termination other than a Termination for Cause or (c) in connection with a Change in Control (as those terms are defined in the letter agreement), Mr. Stewart will receive an aggregate amount equal to his average annual rate of base salary for the two immediately preceding calendar years and will continue to receive for a period of 12 months his life, health and disability and other benefits. In addition, upon an Involuntary Termination other than a Termination for Cause in connection with a Change in Control (as such term is defined in the agreement) his outstanding options will vest immediately. The letter agreement terminates on June 30, 1999, but will automatically renew for a term of one year on such date and each succeeding anniversary of such date, unless the Company provides written notice to Mr. Stewart, not later than three months prior to such anniversary date, that it will not extend the term of the letter agreement.

     In November 1997, the Company entered into a letter agreement with John V. Cracchiolo, the Company's Chief Financial Officer. Pursuant to the letter agreement, Mr. Cracchiolo is to receive a base salary of $175,000 for the 1997 calendar year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. In addition, Mr. Cracchiolo will receive a car allowance of approximately $300 per month during the term of his employment. The letter agreement also contains the following severance provisions: (i) if Mr. Cracchiolo dies, his estate will receive a special termination payment equal to one months' salary and (ii) if Mr. Cracchiolo is terminated by reason of disability or an Involuntary Termination other than a Termination for Cause (as those terms are defined in the letter agreement), Mr. Cracchiolo will receive an aggregate amount equal to his average annual rate of base salary for the two immediately preceding calendar years and will also continue to receive for a period of 12 months his life, health and disability and other benefits. In addition, upon a Change in Control or an Involuntary Termination other than a Termination for Cause, Mr. Cracchiolo's outstanding options will vest immediately. The term of the agreement is one year from the effective date and shall be extended automatically on each succeeding anniversary of the effective date of the agreement for an additional one (1) year period unless, not later than three (3) months preceding such anniversary date, the Company shall have given written notice to Mr. Cracchiolo that it will not extend the term of the letter agreement.

     In November 1997, the Company entered into a letter agreement with James D. Durham, the Company's President and Chief Executive Officer. Pursuant to the letter agreement, Mr. Durham is to receive a base salary of $225,000 for the 1997 calendar year. In addition, Mr. Durham (i) is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award, based upon the recommendation of the Board's Compensation Committee, and (ii) will receive a car allowance of approximately $500 per month during the term of his employment. The letter agreement also contains the following severance provisions: (i) if Mr. Durham dies, his estate will receive a special termination payment equal to one months' salary and (ii) if Mr. Durham is terminated by reason of disability or an Involuntary Termination other than a Termination for Cause (as those terms are defined in the letter agreement), Mr. Durham will receive an aggregate amount equal to the sum of (a) his average annual rate of base salary and (b) his average bonus paid to him by the Company, in each case for service rendered by Mr. Durham in the two immediately preceding calendar years and will also continue to receive for a period of 12 months (24 months if Mr. Durham's termination is effected in connection with a Change in Control, as defined in the letter agreement) his life, health and disability and other benefits. In addition, upon a Change in Control or an Involuntary Termination other than a Termination for Cause, Mr. Durham's outstanding options will vest immediately. The letter agreement terminates on December 31, 1999, and will automatically renew for a term of one year on such date and each succeeding anniversary of such date, unless the Company provides written notice to Mr. Durham, not later than three months prior to such anniversary date, that it will not extend the term of the letter agreement.

     In connection with an acquisition of the Company by merger or asset sale, each outstanding option held by the Chief Executive Officer and the other executive officers under the Company's 1994 Stock Plan (the predecessor equity incentive program to the 1996 Plan) or the 1996 Plan will automatically accelerate in full, except to the extent such options are to be assumed by the successor corporation. In addition, the Compensation Committee as Plan Administrator of the 1996 Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer or any unvested shares of Common Stock subject to direct issuances held by such individual, in connection with the termination of the officer's employment following: (i) a merger or asset sale in which these options are assumed or are assigned or (ii) certain hostile changes in control of the Company.

DIRECTOR COMPENSATION

     Non-employee directors are reimbursed for their reasonable expenses incurred in connection with attending board meetings. Any non-employee director who first joins the Board after the May 20, 1996 effective date of the Company's 1996 Stock Incentive Plan (the "1996 Plan") is granted an option to purchase 10,000 shares of Common Stock upon joining the Board. In addition, at each annual meeting of stockholders, each non-employee director is awarded an option to purchase an additional 4,000 shares of Common Stock. Such options are immediately exercisable and will have a maximum term of 10 years. However, any unvested shares purchased under such option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of service as a director prior to vesting in those shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee currently consists of Dr. Austin, Ms. Neuscheler and Mr. Ryan. No member of such Committee was at any time during the 1997 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the Company's last fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the authority to make discretionary option grants to the Company's executive officers under the Company's 1996 Plan.

     The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     GENERAL COMPENSATION POLICY

     The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are tied to their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary, (ii) variable incentive awards and (iii) long-term, equity-based incentive awards.

     The Compensation Committee has retained the services of an independent compensation consulting firm to provide advice on executive compensation matters, including the base salary levels for executive officers, including the Chief Executive Officer and the incentive compensation payable to all executive officers. Specifically, the consulting firm furnished the Committee with compensation data for purposes of comparing the Company's executive compensation levels with those at companies within and outside the industry with which the Company competes for executive talent and provided the Committee with specific recommendations for maintaining the Company's executive compensation at a level competitive with the marketplace.

     FACTORS. The principal factors that were taken into account in establishing each executive officer's compensation package for the 1997 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     CHIEF EXECUTIVE OFFICER COMPENSATION. In setting the base salary level payable for the 1997 fiscal year to the Company's Chief Executive Officer, James
D. Durham, the Committee reviewed a detailed performance evaluation compiled for Mr. Durham. The performance evaluation took into consideration Mr. Durham's qualifications, the level of experience brought to his position and gained while in the position, the Company goals for which Mr. Durham had responsibility, specific accomplishments to date, and the importance of Mr. Durham's individual contributions to the achievement of the Company goals and objectives set for the prior fiscal year. In addition, the Compensation Committee sought to provide him with a level of base salary which it believed, on the basis of its understanding of the salary levels in effect for other chief executive officers at similar-sized companies in the industry, to be competitive with those base salary levels.

     Mr. Durham has an existing employment agreement with the Company which has a term of two (2) years (ending December 31, 1999). The annual base salary for Mr. Durham for 1997 was $225,000. Mr. Durham's variable incentive award for 1997 will be based on the actual financial performance of the Company relative to corporate objectives and a measure of his individual contribution. His award was based on the incentive plan used for all executive officers. The option grants made to Mr. Durham during 1997 were based upon his performance and leadership with the Company.

     OTHER EXECUTIVE OFFICER COMPENSATION. In setting base salaries for executive officers other than the Chief Executive Officer, the Compensation Committee reviewed the compensation data and surveys provided by the independent consultant for comparative compensation purposes. A peer group of companies was identified for such comparative purposes. In selecting the peer group companies, the Compensation Committee focused primarily on whether those companies were actually competitive with the Company in seeking executive talent, whether those companies had a management style and corporate culture similar to the Company's and whether similar positions existed within their corporate structure.

     The base salary for each executive officer other the Chief Executive Officer reflects the salary levels for comparable positions at the peer group companies as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions.

     VARIABLE INCENTIVE AWARDS. To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the beginning of the fiscal year and the executive's individual contribution.

     LONG-TERM, EQUITY-BASED INCENTIVE AWARDS. The goal of the Company's long-term equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets the incentives at a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, and comparable awards made to individuals in similar positions with comparable companies. The relative weight given to each of these factors varies among individuals at the Committee's discretion.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

     The Board of Directors did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 1997 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

           Dr. John Austin, Joan Neuscheler and Cornelius Ryan.

PERFORMANCE GRAPH

     The following chart, which was produced by Research Data Group, depicts the Company's performance for the period beginning on October 10, 1996 (the Company's initial public offering date) and ending December 31, 1997, as measured by total stockholder return on the Company's Common Stock compared with the total return of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Computer and Data Processing Index. Upon request, the Company will furnish stockholders a list of the component companies of such indexes.

                COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
       AMONG QUADRAMED CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

        MEASUREMENT PERIOD               QUADRAMED         NASDAQ STOCK      NASDAQ COMPUTER &
      (FISCAL YEAR COVERED)             CORPORATION        MARKET (U.S.)      DATA PROCESSING
10/10/96                                           100                 100                 100
12/96                                               95                 104                 103
11/97                                                                  130                 135
12/97                                              227                   +                   +

* ASSUMES $100 INVESTED ON 10/10/96 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

+ DATA NOT AVAILABLE SUBSEQUENT TO NOVEMBER 30, 1997.

                             STOCKHOLDER PROPOSALS

     From time to time stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. To be included in the proxy statement for the 1998 annual meeting, proposals must have been received by the Company no later than December 12, 1997.

     Stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by the Company's By-laws. The Company's By-laws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company 60 to 90 days before the anniversary date of the previous year's annual meeting. To be eligible for consideration at the 1998 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by the Company between February 20 and March 21, 1998. The provision is intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If a stockholder vote is necessary to transact any other business at the Special Meeting, the proxyholders intend to vote their proxies in accordance with their best judgment related to such business.

     It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          James D. Durham
                                          Chairman of the Board

January 16, 1998
Larkspur, California

CONFIDENTIAL, FOR USE OF THE                                    PRELIMINARY COPY
COMMISSION ONLY FILED PURSUANT
TO RULE 14a-6(E)


                              QUADRAMED CORPORATION

                         SPECIAL MEETING OF STOCKHOLDERS

                                FEBRUARY 6, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints JOHN V. CRACCHIOLO and KEITH M. ROBERTS and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of QuadraMed Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at 80 East Sir Francis Drake Boulevard, Larkspur, California 94939 at 9:00 a.m. on February 6, 1998, and at any adjournments or postponements thereof, and authorizes and instructs the proxies to vote in the manner directed below:

1. On the proposal to approve and adopt the amendments to the Company's 1996 Stock Incentive Plan including a 750,000-share increase in the number of shares of Common Stock authorized for issuance over the term of such plan.

    [ ]  FOR           [ ]  AGAINST             [ ]  ABSTAIN


2. In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH ABOVE. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1.




                        Dated:  ______________________________, 1998


                        _______________________________________________________
                        Signature


                        _______________________________________________________
                        Signature if jointly held (if joint or common ownership)

                        Please sign exactly as name or names appear at left, including the title "Executor," "Guardian," etc. if the same is indicated. When joint names appear both should sign. If stock is held by a corporation this proxy should be executed by a proper officer thereof, whose title should be given.



               PLEASE MARK, SIGN, DATE AND RETURN THIS CARD IN THE
                      ENCLOSED POSTAGE-PAID ENVELOPE TODAY

                              QUADRAMED CORPORATION
                            1996 STOCK INCENTIVE PLAN


                                   ARTICLE ONE

                               GENERAL PROVISIONS


      III.  PURPOSE OF THE PLAN

            This 1996 Stock Incentive Plan is intended to promote the interests of QuadraMed Corporation, a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

            Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

      IV.   STRUCTURE OF THE PLAN

            A.    The Plan shall be divided into five separate equity programs:

                  - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                  - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

                  - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

                  - the Automatic Option Grant Program under which eligible non- employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock, and

                  - the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

            B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

      V.    ADMINISTRATION OF THE PLAN

            A. Prior to the Section 12 Registration Date, the Discretionary Option Grant and Stock Issuance Programs shall be administered by the Board. Beginning with the Section 12 Registration Date, the Board shall have the authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders but may delegate such authority in whole or in part to the Primary Committee. The Board or the Primary Committee shall have the sole and exclusive authority to exercise all discretionary functions under the Salary Investment Option Grant Program.

            B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

            C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

            D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

            E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.


                                       2.

            F. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

      VI.   ELIGIBILITY

            A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                        (i)   Employees,

                        (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                        (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

            B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

            C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

            D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

            E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Underwriting Date who have not previously received a stock option grant from the Corporation, (ii) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-employee Board members at one or more Annual


                                       3.

Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

            F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

      VII.  STOCK SUBJECT TO THE PLAN

            A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 2,388,297 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options which were incorporated into the Plan and the additional shares which would have been available for future grant1, (ii) an additional increase of 783,653 shares authorized by the Board and approved by the stockholders prior to the Section 12 Registration Date, (iii) an additional increase of 90,165 shares effective as of January 2, 1997, pursuant to the annual automatic share increase provided for by Section V.B. of this Article One, (iv) an additional increase of 750,000 shares approved by the Board in 1997, subject to approval by the Corporation's stockholders, and
(v) an additional increase of 179,741 shares effective as of January 2, 1998, pursuant to the annual automatic share increase provided for by Section V.B. of this Article One.

            B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 1997 calendar year, by an amount equal to one and one-half percent (1.5%) of the shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year. No Incentive Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases.

            C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,0002 shares of Common Stock in the aggregate per calendar year, beginning with the 1997 calendar year.

--------
1 Estimated to be 585,738 shares of Common Stock as of June 28, 1996.

2 In July 1997 the Board increased this maximum limit from 200,000 shares to 500,000 shares, subject to approval by the stockholders.


                                       4.

            D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

            E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


                                       5.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


      I.    OPTION TERMS

            Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

            A.    EXERCISE PRICE.

                  1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

                        (i)   cash or check made payable to the Corporation,

                        (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                        (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation- designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

            Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.


                                       6.

            B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

            C.    EFFECT OF TERMINATION OF SERVICE.

                  1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death: dave
                           (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                          (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                         (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                          (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                  2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                        (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the


                                       7.

      Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                        (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

            D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

            E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

            F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

      II.   INCENTIVE OPTIONS

               The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non- Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

            A. ELIGIBILITY. Incentive Options may only be granted to Employees.

            B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.


                                       8.

            C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

            D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

      III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

            B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

            C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).


                                       9.

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

            E. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

            F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

            G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

            H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.



                                      10.

      IV.   CANCELLATION AND REGRANT OF OPTIONS

               The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

      V.    STOCK APPRECIATION RIGHTS

            A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

            B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                        (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                        (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                        (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.


                                      11.

            C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                        (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                        (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                        (iii) Stockholder approval of the Plan and any amendments thereto shall constitute pre-approval of the grant of each such limited stock appreciation right and the subsequent exercise of such right in accordance with the terms and provisions of this Section V.C. No additional approval or consent of the Plan Administrator or the Board shall be required in connection with such option surrender and cash distribution.

                        (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.


                                      12.

                                  ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM

      I.    OPTION GRANTS

            The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for those calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall be granted an option under the Salary Investment Grant Program on or before the last trading day in January for the calendar year for which the salary reduction is to be in effect. All grants under the Salary Investment Option Grant Program shall be at the sole discretion of the Primary Committee.

      II.   OPTION TERMS

            Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

            A.    EXERCISE PRICE.

                  1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):


                                      13.

                  X = A divided by (B x 66-2/3%), where

                  X is the number of option shares,

                  A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year, and

                  B is the Fair Market Value per share of Common Stock on the option grant date.

            C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.


            D. EFFECT OF TERMINATION OF SERVICE. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three
(3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

      III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain


                                      14.

exercisable for the fully-vested shares until theof (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

            B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier or (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

            C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of the Plan and any amendments thereto shall constitute pre-approval of the grant of each such option surrender right and the subsequent exercise of such right in accordance with the terms and provisions of this Section III.C. No additional approval or consent of the Plan Administrator or the Board shall be required in connection with such option surrender and cash distribution.

            D. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III.  REMAINING TERMS

            The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.


                                      15.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM

      I.    STOCK ISSUANCE TERMS

            Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

            A.    PURCHASE PRICE.

                  1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

                  2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                        (i)   cash or check made payable to the Corporation, or

                        (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

            B.    VESTING PROVISIONS.

                  1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                        (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                        (ii) the number of installments in which the shares are to vest,

                        (iii) the interval or intervals (if any) which are to lapse between installments, and


                                      16.

                        (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

                  2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                  3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                  4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

                  5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

      II.   CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. All of the Corporation's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction,


                                      17.

except to the extent (i) those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

            B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

            C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

      III.  SHARE ESCROW/LEGENDS

            Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.


                                      18.

                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM

      I.    OPTION TERMS

            A. GRANT DATES. Option grants shall be made on the dates specified below:

                  1. Each individual serving as a non-employee Board member on the Underwriting Date shall automatically be granted at that time a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary and has not previously received a stock option grant from the Corporation.

                  2. Each individual who is first elected or appointed as a non-employee Board member at any time after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

                  3. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 4,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 4,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

            B.    EXERCISE PRICE.

                  1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.


                                      19.

            C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

            D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 10,000-share grant shall vest, and the Corporation's repurchase right shall lapse, as follows: (i) one-third of the option shares shall vest upon the Optionee's completion of one
(1) year of Board service measured from the option grant date and (ii) the balance of the option shares shall vest in a series of twenty-four (24) successive equal monthly installments upon the Optionee's completion of each additional month of Board service over the twenty-four (24)-month period measured from the first anniversary of such grant date. Each annual 4,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of 12 successive equal monthly installments over the optionee's period of Board service measured from the grant date.

            E. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                        (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                        (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                        (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                        (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
      (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and


                                      20.

cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

      II.   CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

            A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

            B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

            C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of the Plan and any amendments thereto shall constitute pre-approval of the grant of each such option surrender right and the subsequent exercise of such right in accordance with the terms and provisions of this Section II.C. No additional approval or consent of the Plan Administrator or the Board shall be required in connection with such option surrender and cash distribution.

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.


                                      21.

            E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III.  REMAINING TERMS

            The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.


                                      22.

                                   ARTICLE SIX

                        DIRECTOR FEE OPTION GRANT PROGRAM

      I.    OPTION GRANTS

            Each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable.

      II.   OPTION TERMS

            Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

            A.    EXERCISE PRICE.

                  1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                  X = A / (B x 66-2/3%), where

                  X is the number of option shares,

                  A is the portion of the annual retainer fee subject to the non-employee Board member's election, and


                                      23.

                  B is the Fair Market Value per share of Common Stock on the option grant date.

            C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable for fifty-percent (50%) of the option shares upon the Optionee's completion of six (6) months of Board service in the calendar year for which his or her election under this Director Fee Option Grant Program is in effect, and the balance of the option shares shall become exercisable in a series of six (6) successive equal monthly installments upon the Optionee's completion of each additional month of Board service during that calendar year. Each option shall have a maximum term of ten (10) years measured from the option grant date.

            D. TERMINATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

            E. DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

            Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.


                                      24.

      III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service.

            B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier or (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

            C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of the Plan and any amendments thereto shall constitute pre-approval of the grant of each such option surrender right and the subsequent exercise of such right in accordance with the terms and provisions of this Section III.C. No additional approval or consent of the Plan Administrator or the Board shall be required in connection with such option surrender and cash distribution.

            D. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


                                      25.

      IV.   REMAINING TERMS

            The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.


                                      26.

                                  ARTICLE SEVEN

                                  MISCELLANEOUS

      I.    FINANCING

            The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

      II.   TAX WITHHOLDING

            A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

            B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.


                                      27.

      III.  EFFECTIVE DATE AND TERM OF THE PLAN

            A. The Plan became effective on June 26, 1996, the Plan Effective Date and was subsequently approved by the Corporations's stockholders. However, the Salary Investment Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant or Automatic Option Grant Program at any time on or after the Plan Effective Date.

            B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Section 12 Registration Date. All options outstanding under the Predecessor Plan on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

            C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

            D. The Plan shall terminate upon the earliest to occur of (i) May 25, 2006, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

      IV.   AMENDMENT OF THE PLAN

            A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

            B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of


                                      28.

an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

      V.    USE OF PROCEEDS

            Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

      VI.   REGULATORY APPROVALS

            A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

            B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

      VII.  NO EMPLOYMENT/SERVICE RIGHTS

            Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.


                                      29.

                                    APPENDIX


                  The following definitions shall be in effect under the Plan:

            A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

            B.    BOARD shall mean the Corporation's Board of Directors.

            C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                  (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

            D.    CODE shall mean the Internal Revenue Code of 1986, as amended.

            E.    COMMON STOCK shall mean the Corporation's common stock.

            F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or


                                      A-1.

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

            G. CORPORATION shall mean QuadraMed Corporation, a Delaware corporation, and its successors.

            H. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the special stock option grant in effect for non-employee Board members under Article Six of the Plan.

            I. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

            J. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

            K. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

            L. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

            M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.


                                      A-2.

                  (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

                  (iv) For purposes of any option grants made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

            N. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

            O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

            P. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                  (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

            Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).


                                      A-3.

            R. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

            S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

            T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

            U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            V. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

            W. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

            X. PLAN shall mean the Corporation's 1996 Stock Incentive Plan, as set forth in this document.

            Y. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

            Z. PLAN EFFECTIVE DATE shall mean June 26, 1996, the date on which the Plan was adopted by the Board.

            AA.   PREDECESSOR PLAN shall mean the Corporation's pre-existing
Stock Option Plan in effect immediately prior to the Plan Effective Date hereunder.


                                      A-4.

            BB.   PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program with respect to all eligible individuals.

            CC.   SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment option grant program in effect under the Plan.

            DD.   SECONDARY COMMITTEE shall mean a committee of two (2) or more
Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

            EE.   SECTION 12 REGISTRATION DATE shall mean the date on which the
Common Stock is first registered under Section 12(g) of Section 16 of the 1934 Act.

            FF.   SECTION 16 INSIDER shall mean an officer or director of the
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

            GG.   SERVICE shall mean the performance of services for the
Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

            HH.   STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

            II. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

            JJ.   STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

            KK.   SUBSIDIARY shall mean any corporation (other than the
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            LL.   TAKE-OVER PRICE shall mean the greater of (i) the Fair Market
Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror


                                      A-5.

in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, Take-Over Price shall not exceed the clause (i) price per share.

            MM.   TAXES shall mean the Federal, state and local income and
employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

            NN.   10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

            OO.   UNDERWRITING AGREEMENT shall mean the agreement between the
Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

            PP.   UNDERWRITING DATE shall mean October 9, 1996, the date on
which the Underwriting Agreement was executed and priced in connection with an initial public offering of the Common Stock.


                                      A-6.